UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 16, 2011

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 310, Newport Beach, CA 92660
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  949 514-6267

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT(S)
On November 18, 2009, the Company had entered into an agreement between the Company and JMJ Financial for financing through six $500,000 convertible promissory for a period of two years (the "Convertible Promissory Notes"). The Company, on March 11, 2011 cancelled the agreements between the Parties by notification of such to JMJ Financial. To date the Company had received a total of $125,000 of total proceeds under the agreements, all of which had been converted under the operative agreements into common shares of the Company’s stock. The determination for cancellation was made upon review of the accounting and conversion provisions of such notes; consideration matters and current market conditions called for the cancellation of such agreement. The Company will be assessing, along with its independent auditors, the removal of the direct financial obligations of the previous transactions from its balance sheets.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
The referenced transaction which has been cancelled pursuant to The Note referenced in Item 1.01 will no longer be a private placement which was a transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereto. Each of the Investors was an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933. The cancellation of such item and transaction will remove such sales from the transactions of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2011

TEAM Nation Holdings Corporation

By:/s/ Janis Okerlund
Janis Okerlund
President, Secretary and Director